                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 10549

                               ----------------

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [X] Preliminary Proxy Statement

  [_] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

  [_] Definitive Proxy Statement

  [_] Definitive Additional Materials

  [_] Soliciting Material Pursuant to (S)240.14a-11(c) or

                            MORROW SNOWBOARDS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [_] No filing fee required per Exchange Act Rules 0-11(c)(1)(ii), 14a-
      6(i)(1), 14a-6(i)(2) or Investment Company Act Rule 20a-1(c)

  [_] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(4) and 0-11

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                           CALCULATION OF FILING FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PER UNIT PRICE
                                          OR OTHER
                                         UNDERLYING
                           AGGREGATE      VALUE OF
                           NUMBER OF    TRANSACTION     PROPOSED
                         SECURITIES TO    COMPUTED      MAXIMUM
 TITLE OF EACH CLASS OF      WHICH      PURSUANT TO    AGGREGATE
  SECURITIES TO WHICH     TRANSACTION   EXCHANGE ACT    VALUE OF
  TRANSACTION APPLIES:     APPLIES:      RULE 0-11:   TRANSACTION: TOTAL FEE PAID
---------------------------------------------------------------------------------
     ..................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid: ____________________ Filing Party: _____________________

Form, Schedule or Registration Statement No.: __________ Date Filed: ___________

                                    [LOGO]

                            MORROW SNOWBOARDS, INC.

                                 May 22, 1997

Dear Shareholder:

  On behalf of the Board of Directors, it is my pleasure to extend to you an invitation to attend the 1997 Annual Meeting of Shareholders of Morrow Snowboards, Inc. (the "Annual Meeting"). We hope you can join us. The Annual Meeting will be held at:

  Place: Multnomah Athletic Club
         1849 SW Salmon Street
         Portland, OR 97205

  Date:  Wednesday, June 25, 1997

  Time:  12:00 p.m. (noon)

  The Notice of the Annual Meeting and Proxy Statement accompanies this letter. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company. The principal business to be transacted at the Annual Meeting will be the (i) election of directors, (ii) approval of certain changes to the Company's 1990 Amended and Restated Stock Option Plan ("Employee Plan") for employees, including a change in the plan's name to the Employee Equity Incentive Plan, and (iii) ratification of the selection of Arthur Andersen, LLP as the Company's independent auditors for 1997.

  After careful consideration, the Board of Directors unanimously recommends that shareholders vote FOR the election of the nominated directors, approval of the amendments to the Employee Plan, and for the ratification of Arthur Andersen, LLP as the Company's independent auditors.

  We know that many of our shareholders will be unable to attend the Annual Meeting. Proxies are therefore solicited so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by making, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                 Sincerely,

                 /s/ David E. Calapp

                 David E. Calapp
                 President and Chief Executive Officer

                                   IMPORTANT

   A proxy card is enclosed herewith. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                   IT IS IMPORTANT THAT YOUR STOCK BE VOTED


                                    [LOGO]

                            MORROW SNOWBOARDS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JUNE 25, 1997

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Morrow Snowboards, Inc., an Oregon corporation (the "Company"), will be held at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon 97205 at 12:00 p.m. (noon) local time, on Wednesday, June 25, 1997 (the "Annual Meeting") for the following purposes:

  1. To elect seven (7) directors to the Company's Board of Directors.

  2. To amend the Company's 1990 Amended and Restated Stock Option Plan for employees, including a name change to the Employee Equity Incentive Plan.

  3. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

  4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The nominees for election as directors are named in the enclosed Proxy Statement.

  The record date for the Annual Meeting is May 20, 1997. Only shareholders of record at the close of business on that date will be entitled to notice, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE ANNUAL MEETING.

                                          By Order of the Board of Directors

                                          /s/ Margaret A. Daniels

                                          Margaret A. Daniels,
                                          Acting Chief Financial Officer
                                          and Secretary

Salem, Oregon
May 22, 1997

                            MORROW SNOWBOARDS, INC.

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, JUNE 25, 1997

GENERAL

  This Proxy Statement is furnished by the Board of Directors of Morrow Snowboards, Inc., an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Company's 1997 Annual Meeting of Shareholders (the "Annual Meeting"), to be held at 12:00 p.m. (noon) local time, on Wednesday, June 25, 1997 at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon 97205. The principal executive offices of the Company are located at 2600 Pringle Road, S.E., Salem, Oregon 97302.

  This Proxy Statement and the enclosed proxy card are first being mailed to the Company's shareholders on or about May 22, 1997.

RECORD DATE AND OUTSTANDING SHARES

  Only holders of record of the Company's common stock, no par value (the "Common Stock"), at the close of business on May 20, 1997, will be entitled to vote at the Annual Meeting. On that date, the Company had approximately [5,789,649] shares of Common Stock outstanding.

QUORUM AND VOTING

  Each share of Common Stock entitles the holder thereof to one vote. Under Oregon law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to such matter. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the Annual Meeting.

  Shareholders of the Common Stock are not entitled to cumulative voting rights in the election of directors. A nominee for election to the Board of Directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. For all other matters, action is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions and other nonvotes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted for any purpose in determining whether a proposal is approved and have no effect on the determination of whether a plurality exists with respect to a given nominee. Proxies and ballots will be received and tabulated by American Securities Transfer, Inc.

REVOCABILITY OF PROXIES

  A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and electing to vote in person. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If no directions are specified, the shares will be voted "FOR" (i) the election of the directors recommended by the Board of Directors, (ii) approval of the proposed amendments to the Company's 1990 Amended and Restated Stock Option Plan for employees, (iii) the ratification of the selection by the Board of Directors of the Company's independent auditors, and (iv) in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

SOLICITATION OF PROXIES

  The accompanying proxy is solicited by and on behalf of the Board of Directors, and the entire cost of preparing, printing and mailing this Proxy Statement and the proxy solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, bank nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

               ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

ELECTION OF DIRECTORS

  The Board of Directors consists of seven (7) members. The nominees for election (the "Nominees") are Messrs. Morrow, Bickert, Calapp, Eide, Krieger, Petroff and Zaccaro, each of whom is currently serving as a director. Each of the Nominees, if elected, will serve as director of the Company until the next Annual Meeting following their election or until his successor is elected and qualified.

  Shares eligible to be voted, for which a properly dated and executed proxy is received by the Secretary of the Company prior to the Annual Meeting, will be voted in accordance with any choice specified. Where no choice is specified, eligible shares will be voted for each Nominee as director. If a Nominee for director becomes unavailable for any reason (which is not now anticipated), the proxies will vote such shares for a substitute Nominee approved by the Board of Directors.

INFORMATION ABOUT THE DIRECTOR NOMINEES

  Ray E. Morrow, Jr. (age 52) has served as Chairman of the Board of Directors of the Company since June 1990 and a director of the Company since the Company's inception in October 1989. Mr. Morrow served as Chief Executive Officer of the Company from the Company's inception until May 1995. From January 1995 to April 1995, he served as President of the Company. In August 1996, Mr. Morrow founded Morrow Aircraft Corporation, a proposed manufacturer of aircraft incorporating composite materials technology, and has served as a director and Chairman of the Board of Directors since that company's inception. In March 1982, Mr. Morrow founded II Morrow, Inc., served as its Chairman of the Board and Chief Executive Officer until its acquisition by United Parcel Service ("UPS") in 1986, and continued as Chief Executive Officer until 1987. Mr. Morrow was a founder and currently serves as a director of American Blimp Corporation, a manufacturer of airships used worldwide for advertising and surveillance. Mr. Morrow was a director of Lightship America, Inc., which leased airships for commercial advertising purposes and was acquired by American Blimp Corporation in December 1996.

  Maurice C. Bickert (age 74) has served as a director of the Company since February 1996. Mr. Bickert currently serves as Vice Chairman of Marquis Corp., a manufacturer of spas. He served as President and Chief Executive Officer of Marquis Corp. from August 1985 to December 1993. From 1955 to 1985, Mr. Bickert had over thirty years management experience with ITT Corporation and spent his last twelve years with ITT doing merger and acquisition, licensing and turnaround work.

  David E. Calapp (age 51) has served as a director of the Company since August 20, 1996. He has also served as Chief Executive Officer since August 20, 1996 and President since November 1996. Mr. Calapp, a director and shareholder since 1991 of Aero-Tech Sports Corp., a supplier of advanced composite products and other components to OEM manufacturers, served as its Chief Executive Officer from October 1995 to September 1996. From January 1992 to September 1995, Mr. Calapp served as Vice President-Operations of Prince Sports Group, Inc. ("Prince"), a world leader in racquet sports and then recent entrant in the golf industry and a division of Benetton Sportsystem. In 1994, he also served as President of Ektelon, Inc., a Prince subsidiary in the racquetball equipment industry. From February 1991 to January 1992, he served as Vice President-Manufacturing for O'Brien International, Inc., a water sports equipment manufacturer and division of The Coleman Company, Inc. From November 1986 to January 1991, he was President of Ricon Sports Corporation, a consulting company on product development and manufacturing to outdoor recreation equipment companies. From March 1979 to November 1986, he served as Vice President/Director, Planning and Development for Connelly Skis, Inc., a water sports manufacturer. From January 1970 to March 1979, he held various positions with K2 Corporation, a ski manufacturer, including Vice President-Engineering.

  Gregory M. Eide (age 42) has served as a director of the Company since June 1993. Mr. Eide is a co-founder and partner of Harris & Eide, a certified public accounting firm in Salem, Oregon, founded in 1983. Mr. Eide is also President of Thomas Kay Textiles, Inc., a national retailer of floor coverings based in Salem, Oregon, and Secretary and Treasurer of Cascade Pacific Development, Inc., a real estate developer.

  Erik J. Krieger (age 37) has served as a director of the Company since April 1994. Since 1989, Mr. Krieger has held various management positions with Pacific Crest Securities Inc. ("Pacific Crest"), an investment banking firm. He has been Chairman and Chief Executive of Pacific Crest since January 1997, and was Executive Managing Director from February to December 1996 and a Managing Director prior thereto. Mr. Krieger currently serves as a director of Molded Container Corporation, an injection plastics manufacturer and Applied Research, Inc., a specialty chemical manufacturing company, and as a general partner of Diversified Opportunities Group, a private investment partnership.

  Victor G. Petroff (age 42) has served as a director of the Company since July 1996. Mr. Petroff currently serves as General Manager of Precision Interconnect, a division of AMP, Inc. Mr. Petroff joined Precision Interconnect, a leading manufacturer of high performance electronic cable assemblies, in 1990. Prior to joining Precision Interconnect in 1990, Mr. Petroff held executive and operating management positions with several companies in the manufacturing and financial services industries. Since 1991, Mr. Petroff has been a director of Modo, Inc., (formerly Agio Designs, Inc.), a company designing and manufacturing OEM industrial furniture and technology carts for engineering, scientific and medical uses.

  James V. Zaccaro (age 54) has served as a director of the Company since May 1991. Mr. Zaccaro currently serves as Chairman of the Board of American Blimp Corporation. He served as a director of Lightship America, Inc. prior to its acquisition by American Blimp Corporation in December 1996. Mr. Zaccaro has more than 20 years of management experience with UPS, where he managed districts in Texas, Illinois and Arizona. In 1986, Mr. Zaccaro helped establish UPS Corporate Strategic Planning Group. After leaving UPS in 1988, he founded Encore Sports Company, a distributor of golf equipment and supplies. In 1986, Mr. Zaccaro co-founded Viva Properties, an international vacation property developer.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

COMPENSATION OF DIRECTORS

  For the period January 1, 1996 to June 30, 1996, nonmanagement Directors received $l,000 for attending each Board meeting and Management Committee meeting, and $250 for attending each other committee meeting of the Board, together with reimbursement for reasonable travel and related expenses incurred in attending meetings. Since July 1, 1996, nonmanagement Directors receive $1,000 per month, together with reimbursement for reasonable travel and related expenses incurred in attending meetings. Under the Company's Stock Option Plan for Non-Employee Directors (the "Directors Plan"), each nonemployee director upon joining the Board, and, following his or her election or reelection each annual meeting of shareholders, receives an option to purchase 2,450 shares of Common Stock.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

  The Board of Directors has established an Audit Committee and a Compensation Committee.

  The Audit Committee oversees actions taken by the Company's independent auditors. The Audit Committee consists of Gregory M. Eide, Erik J. Krieger, and Maurice C. Bickert. The Audit Committee held two (2) meetings in 1996.

  The Compensation Committee reviews the compensation of the Company's executive officers and makes recommendations to the Board of Directors regarding compensation. The Compensation Committee consists of Gregory M. Eide, James V. Zaccaro, and Maurice C. Bickert. The Compensation Committee held five (5) meetings in 1996.

  The Board of Directors held twelve (12) meetings during 1996. Each incumbent director serving on the Board of Directors during 1996 was present for more than 75 percent of the aggregate number of (i) all meetings of the Board of Directors held during the year while he was a director and (ii) all meetings of committees on which he served.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        NAME                AGE                    POSITION
        ----                ---                    --------
   David E. Calapp (1).....  51 President, Chief Executive Officer and Director
   Margaret A. Daniels.....  35 Acting Chief Financial Officer, Treasurer and
                                 Secretary
   Neil E. Morrow..........  27 Vice President-Research and Development and
                                 Assistant Secretary
   James E. Morrow.........  48 Vice President-Operations
   Martin P. Carrigan......  32 Vice President-Sales and Marketing
   Anthony R. Penca........  40 Vice President-Product Development
   Robert J. Morrow........  27 Vice President-Advanced Design

--------
  (1) For information regarding Mr. Calapp, see "Information About Director Nominees."

  Margaret A. Daniels (age 35) has served as Acting Chief Financial Officer, Acting Secretary and Acting Treasurer of the Company since February 13, 1997, Corporate Controller since September 1995 and Assistant Corporate Controller from March 1995 to September 1995. From September 1994 to March 1995, Ms. Daniels served as the Control Accountant for the Department of Consumer and Business Services, a governmental agency providing regulation and administration of Oregon Worker's Compensation law and programs, Oregon Occupational Safety and Health programs and banking, securities and insurance licensing and regulation. From October 1992 to September 1994, Ms. Daniels served as the Internal Auditor for Schnitzer Steel Industries, Inc., and related entities, a conglomerate of publicly and privately held companies, in the business of scrap metal recycling and finished steel product manufacturing, real estate investments, cold storage and ocean freight. From September 1987 to September 1992, Ms. Daniels held various positions, including Consulting Supervisor and Senior Auditor at Aldrich, Kilbride and Tatone, LLP, a public accounting firm. Ms. Daniels is a certified public accountant.

  Neil E. Morrow, a founder of the Company, has served as Vice President-Research and Development of the Company since October 1989 and as Assistant Secretary since July 1995. Mr. Morrow served as the Company's Treasurer from October 1989 to October 1994, and as Secretary from October 1989 to July 1995. Mr. Morrow is currently a director of Ski Industries of America, a ski and snowboard trade association. Mr. Morrow is also Chief Executive Officer of Morrow Aircraft Corporation.

  James E. Morrow has served as Vice President-Operations of the Company since April 1995. From May 1993 to April 1995, Mr. Morrow served as Chief Operating Officer and a Director of the Company. From February 1982 to April 1993, Mr. Morrow was the Manager of the manufacturing division of II Morrow, Inc., a developer and manufacturer of navigational devices and automated sorting/handling equipment for the transportation industry.

  Martin P. Carrigan has served as Vice President-Sales and Marketing of the Company since February 1997 and was Vice President-Sales from July 1995 to January 1997. From July 1985 to July 1995, Mr. Carrigan served in various capacities for Hart Ski Company, including International Sales Product Manager.

  Anthony R. Penca has served as Vice President-Product Management of the Company since May 1996 and was Vice President-Customer Service from August 1995 to May 1996. From December 1991 to August 1995, he served as Manager of Customer Services for Warn Industries, a manufacturer of off-road vehicle accessories. From August 1990 to December 1991, Mr. Penca served as Product Manager of Sports Inc., a manufacturer of athletic footwear. From February 1987 to July 1990, he served as Product Market Manager for Avia, Inc., an athletic footwear company. From 1981 to 1987, Mr. Penca served as a Sales Manager for the Athlete's Foot, a retail chain.

  Robert J. Morrow, a founder of the Company, has served as Vice President-Advanced Design since April 1996. Mr. Morrow served as Director-Research and Development from January 1995 until April 1996 and as President of the Company from the Company's inception until January 1995. Mr. Morrow has also served as a key member of Morrow's professional team of riders since the Company's inception. Prior to founding the Company in 1989, Mr. Morrow was a professional team rider for Sims Snowboards, USA.

FAMILY RELATIONSHIPS

  Ray E. Morrow, Jr. is the father of Neil E. Morrow. Ray E. Morrow, Jr. and James E. Morrow are brothers. Robert J. Morrow and Neil E. Morrow are cousins.

EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

  The following table sets forth certain information regarding the compensation paid to the persons acting in the capacity of Chief Executive Officer of the Company for services rendered in all capacities to the Company and executive officers who were paid compensation in excess of $100,000 in 1996 for the fiscal year ended December 31, 1996 (the "Named Executive Officers"). No other executive officer of the Company was paid compensation in excess of $100,000 in 1996.

                          SUMMARY COMPENSATION TABLE

                                                    LONG-TERM
                                                   COMPENSATION
                                   ANNUAL          ------------
                                COMPENSATION        SECURITIES
NAME AND PRINCIPAL            -----------------     UNDERLYING     OTHER
POSITION                 YEAR SALARY($)  BONUS      OPTIONS(#)  COMPENSATION
------------------       ---- --------- -------    ------------ ------------
David E. Calapp(1)...... 1996 $ 46,154  $35,000(2)    50,000       13,857(3)
 President and Chief
 Executive Officer
Dennis R. Shelton(4).... 1996 $ 94,038      --        46,250          --
 President and Chief
 Operating Officer
Ray E. Morrow, Jr. ..... 1996 $111,280      --        69,825(5)       --
 Chairman of the Board

--------
(1) David E. Calapp has served as the Company's Chief Executive Officer since August 20, 1996 and President since November 1996.

(2) Represents a signing bonus of $35,000.

(3) Represents reimbursement of moving expenses of $13,857.

(4) Dennis R. Shelton, served as the Company's President and Chief Operating Officer from May 1995 through November 1996. There was no Chief Executive Officer appointed from May 1995 through August 20, 1996. The Company's Bylaws provide that, in the absence of a Chief Executive Officer, the Company's President shall assume the responsibilities of the Chief Executive Officer.

(5) Represents options to purchase 45,325 shares of common stock and warrants to purchase 24,500 shares of common stock.

GRANT OF STOCK OPTIONS

  The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 1996.

                         OPTION GRANTS IN FISCAL 1996

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSURED
                                                                             ANNUAL RATES
                                                                            OF STOCK PRICE
                                                                           APPRECIATION FOR
                                       INDIVIDUAL GRANTS                    OPTION TERM(1)
                         ----------------------------------------------- ---------------------
                         NUMBER OF    PERCENT OF
                           SHARES   TOTAL OPTIONS
                         UNDERLYING   GRANTED TO   EXERCISE
                           OPTION     EMPLOYEES      PRICE    EXPIRATION
NAME                     GRANTS (#) IN FISCAL YEAR ($/SHARE)     DATE      5%($)     10%($)
----                     ---------- -------------- ---------  ---------- --------- -----------
David E. Calapp.........   50,000        38.0%       $8.50(2)  2/12/06    $507,000  $1,058,000

--------
(1) Based on $12.00 per share.

(2) In February 1997, the Board cancelled these options and issued new options with exercise prices of $8.50 for 20,000 and $10.00 for 30,000 shares.

EXERCISE OF STOCK OPTIONS AND YEAR-END VALUES

  The following table sets forth certain information regarding options of the Named Executive Officers outstanding at year-end.

                  AGGREGATED OPTION EXERCISES IN FISCAL 1996
                      AND YEAR-END OPTION/WARRANT VALUES

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                    OPTIONS/WARRANTS AT       OPTIONS/WARRANTS AT
                                                     DECEMBER 31, 1996       DECEMBER 31, 1996(1)
                                                 ------------------------- -------------------------
                           SHARES
                         ACQUIRED ON    VALUE
          NAME           EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
David E. Calapp.........      --          --       10,000       40,000           --           --
Dennis R. Shelton.......   15,000      83,040      46,250          --       $118,000          --
Ray E. Morrow, Jr. .....      --          --       54,390       15,435      $210,000      $50,000

--------
(1) Calculated based on the difference between the option exercise price and closing price of the Common Stock on December 31, 1996 ($6.625 per share).

EMPLOYMENT CONTRACT

  The Company's Employment Agreement with Ray E. Morrow, Jr. expired in December 1996. The Employment Agreement provided for an annual salary of $111,280 for 1996, the last year of that employment contract. Mr. Morrow is continuing as an at-will employee at a monthly salary of $1,500 with such duties as assigned by the Chief Executive Officer. Ray E. Morrow, Jr. also entered into a Noncompete Agreement with Nicollet Partners on April 20, 1994, which agreement was assigned to the Company and certain shareholders pursuant to that certain Assignment Agreement dated December 19, 1995, pursuant to which Mr. Morrow agreed that during the period of his employment with the Company and for two years following termination of employment, he will not, directly or indirectly, be connected in any manner with any business that competes with the Company, or divert any customer of the Company or induce any employee or consultant of the Company to terminate his or her relationship with the Company.

PERFORMANCE GRAPH

  The following graph compares the cumulative total return to holders of the Company's Common Stock with the cumulative total return of the Nasdaq US Stock Market, the Standard & Poor's Small Cap Index and the Standard & Poor's Consumer Index for the period beginning January 1, 1996 and ending February 28, 1997.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG MRRW, S&P SMALL CAP, S&P CONSUMER AND NASDAQ US

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          S&P          S&P
(Fiscal Year Covered)        MRRW           SMALL CAP    CONSUMER    NASDAQ US
-------------------          ----------     ---------    --------    ---------
Measurement Pt-  1/2/96      $100           $100         $100        $100
FYE   12/31/96               $40.77         $120.13      $117.49     $122.71
FYE   2/28/97                $36.92         $119.43      $128.66     $124.41

  Assumes $100 invested in Morrow Snowboards, Inc. Common Stock, the Nasdaq US Stock Market, the Standard & Poor's Small Cap Index, and the Standard & Poor's Consumer Index, with all dividends reinvested. Stock price shown above for the Common Stock is historical and not necessarily indicative of future price performance.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The executive compensation policies and programs developed by the Company are designed to retain and motivate executive officers and to ensure that their interests are aligned with the interests of the Company's shareholders. It is the Company's policy to offer competitive compensation opportunities for its employees based on a combination of factors, including Company growth, corporate performance and the individual's personal contribution to the business.

  The Company's compensation programs are implemented by the Compensation Committee of the Board of Directors and consist of base salary, annual incentives and long-term incentives. The Company's Chief Executive Officer recommends to the Compensation Committee annual salary adjustments and incentive grants for the Company's executive officers, other than himself. All members of the Board of Directors participate in the deliberation concerning executive compensation. Executive officers who are also Directors do not participate in decisions affecting their own compensation.

BASE SALARY

  In reaching the determination concerning fiscal 1996 executive officer base salaries, the Compensation Committee considered the recommendations of the Chief Executive Officer. Among these factors, the recommendations of the Chief Executive Officer were based upon review of competitive compensation information published by the National Executive Compensation Survey and information provided by independent compensation consultants. In making the recommendations, the Chief Executive Officer compared the Company to a selected group of companies of similar size and business niche, specifically the sporting goods retail market and manufacturing, and considered compensation only for executives with similar job descriptions. Compensation recommendations were targeted to fall at the mid-point of the comparative group.

  In addition to the recommendation of the Chief Executive Officer, the Compensation Committee considered its own assessment of the individual performances of each of the executives and its own subjective assessment of the Company's overall financial performance. There is no fixed relationship between base salary and corporate performance or between base salary and the competitive range of salaries that may be offered by competitive companies. The members of the Compensation Committee considered their business judgment in light of their experience to be an important factor in establishing executive compensation.

ANNUAL INCENTIVES

  On an annual basis, the Compensation Committee considers the grant of annual incentive bonuses to each executive officer. Incentive bonuses are discretionary and are determined subjectively, with the Compensation Committee taking into consideration the individual's performance, contribution and accomplishments during the past fiscal year and the financial performance of the Company. Neither the decision to award a bonus, nor the specific size of the incentive bonus, is based on any specific measure of corporate performance. [In 1996, no incentive bonuses were awarded to any executive officer.]

STOCK INCENTIVE COMPENSATION

  The Board of Directors believes that stock ownership by executive officers and key employees provides valuable incentives for such persons to benefit as the Company's Common Stock price increases and that the stock option-based incentive compensation arrangements help align the interest of executives, employees and shareholders. To facilitate these objectives, the Board of Directors has granted stock options to executives and key employees through the Company's 1990 Amended and Restated Stock Option Plan (the "Employee Plan"), approved by the shareholders in 1991. The Plan was amended by the Board of Directors in 1995 to increase the number of shares available under the Plan to 1,102,500, which amendment was approved by the Company's shareholders.

  Pursuant to this Plan, David E. Calapp was granted options to purchase 50,000 shares, respectively, at a price believed to equal or exceed fair market value at the date of grant ($11.62 per share). In February 1997, those options were cancelled and new options issued at an exercise price of $8.50 for 20,000 shares and $11.00 for 30,000 shares. No other executive officers were granted options under the Plan in 1996. In determining the number of options granted to executive officers and key employees, the Board of Directors considered the person's opportunity to affect the share price of the Company's Common Stock, the level of the person's performance based on past performance, future contribution to the Company and the anticipated incentive effect of the number of options granted.

  The Board of Directors believes that the policies and plans described above provide competitive levels of compensation and effectively link executives and shareholder interests. Moreover, the Board of Directors believes such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

                              Board of Directors

             Maurice C. Bickert                             Ray E. Morrow, Jr.
             David E. Calapp                                Victor G. Petroff
             Gregory M. Eide                                James V. Zaccaro
             Erik J. Krieger

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that Company's officers, directors, and persons who own more than 10 percent of the Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership on Forms 3, annual reports of beneficial ownership on Form 5, and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 4. Officers, directors and greater than 10 percent shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representation that no other reports are required, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with since the Company became obligated under the Exchange Act as of December 13, 1995.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership, as of March 31, 1997 of the Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) the Named Executive Officers, (iii) each director and director nominee of the Company and (iv) all directors and executive officers as a group. Except as otherwise noted, the Company believes the persons listed below, based on information furnished by such persons, have sole investment and voting power with respect to the Common Stock owned by them.

                                            SHARES BENEFICIALLY
                     NAME                        OWNED(1)       PARENT OF CLASS
                     ----                   ------------------- ---------------
   Ray E. Morrow, Jr.(2)...................        424,460            7.26%
   James V. Zaccaro(3).....................        212,456            3.66%
   Erik J. Krieger(4)......................         84,231            1.45%
   Gregory M. Eide(5)......................         58,453            1.01%
   Dennis R. Shelton(6)....................         47,750             .82%
   Maurice C. Bickert(7)...................         35,621             .61%
   David E. Calapp(8)......................         10,000             .17%
   Victor G. Petroff(9)....................          4,450             .08%
   All directors and executive officers as
    a group (14 persons)(10)...............      1,333,146           21.94%

--------
 (1) "Beneficial Ownership" is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including, but not limited to, any right to acquire such security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to such options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

 (2) Includes 32,340 shares subject to options exercisable within 60 days after March 31, 1997 and 24,500 shares issuable within 60 days after March 31, 1997, upon the exercise of a warrant to purchase Common Stock. Ray E. Morrow, Jr. shares voting and investment power with his wife, Sharon R. Morrow, with respect to 367,620 shares that are beneficially owned by them.

 (3) Includes 14,700 shares subject to options exercisable within 60 days after March 31, 1997 and 12,250 shares issuable within 60 days after March 31, 1997, upon the exercise of warrants to purchase Common Stock.

 (4) Includes 16,615 shares owned through a 401(k) profit sharing plan, 4,930 shares subject to options exercisable within 60 days after March 31, 1997, and 12,250 shares issuable within 60 days after March 31,

     1997, upon the exercise of a warrant to purchase Common Stock. Also includes 27,218 shares issued to Diversified Opportunities Group. By virtue of being a general partner of Diversified Opportunities Group, Mr. Krieger may be deemed to beneficially own the shares owned thereby.

 (5) Includes 7,350 shares subject to options exercisable within 60 days after March 31, 1997 and 7,350 shares issuable within 60 days after March 31, 1997, upon the exercise of warrants to purchase Common Stock.

 (6) Includes 46,250 shares subject to options exercisable within 60 days after March 31, 1997.

 (7) Includes 4,900 shares subject to options exercisable within 60 days after March 31, 1997.

 (8) Includes 10,000 shares subject to options exercisable within 60 days after March 31, 1997.

 (9) Includes 2,450 shares subject to options exercisable within 60 days after March 31, 1997.

(10) Includes 231,450 shares subject to options exercisable within 60 days after March 31, 1997 and 56,350 shares issuable within 60 days after March 31, 1997, upon the exercise of warrants to purchase Common Stock.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In August 1995, in connection with each exercising options for 61,250 shares of Common Stock, Neil E. Morrow and Robert J. Morrow each executed a promissory note in the principal amount of $55,000 in payment of the exercise price for such shares (collectively, the "Option Notes"). Neil E. Morrow has made principal payments in the amount of $16,250 to date. The Option Notes bear interest at 10% per annum, payable biweekly. The principal of and accrued interest on the Option Notes are due and payable on August 1, 1997. The Option Notes are secured by the Common Stock received upon exercise of the options.

  In December 1996, the Company retained Pacific Crest Securities, Inc. ("Pacific Crest") to act as its investment banking representative regarding a potential acquisition by the Company ("Acquisition Services Agreement"). In March 1997, the Acquisition Services Agreement was modified to engage Pacific Crest to act as the Company's exclusive banking representative regarding potential acquisitions by the Company. Under the Acquisition Services Agreement, Pacific Crest is entitled to reimbursement for certain out-of-pocket expenses and, for each completed acquisition, a transaction fee of $100,000 plus 1% of the value of any company or assets acquired. No amounts were owing to Pacific Crest under the Acquisition Services Agreement through December 31, 1996.

  Since October, 1996, the Company has been purchasing manufacturing tooling and supplies ("tooling") from Morrow Aircraft Corporation. Such purchases have been through a series of separate independent purchase orders. Purchases through December 31, 1996 totaled $67,000. The Company believes that such tooling is being acquired on terms as favorable or better than available from other vendors. Additionally, the Company believes it is now receiving its tooling in a more timely fashion and with the devotion of less Company resources to insuring such tooling complies with the Company's bid specifications and requirements.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors will request that the shareholders ratify its selection of Arthur Andersen LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Arthur Andersen LLP audited the financial statements of the Company for the fiscal year ended December 31, 1996.

  It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions of shareholders.

  The Board of Directors recommends a vote FOR the ratification of the selection of Arthur Andersen LLP as independent auditors of the Company.

                              COMPENSATION PLANS

  The Board of Directors of the Company has adopted an amendment to the Company's 1990 Amended and Restated Stock Option Plan (the "Employee Plan") amending and restating the Employee Plan. The changes will change the name of the Employee Plan to the Employee Equity Incentive Plan, add certain additional types of equity grants, permit certain shares of Common Stock that are forfeited or used to pay income tax withholding or the option exercise price, to again be used for the grant of awards under the Employee Plan, provide for the forfeiture of a grant of an award under the Employee Plan if either termination of employment occurs within six (6) months of the grant of such right or a termination occurs "for cause" as provided in the Employee Plan, and, besides the existing acceleration of vesting for certain reorganizations and mergers, provide for acceleration of vesting on certain changes in control or sale of substantially all the Company's assets. There are a number of other changes to update, modernize and reorganize the Employee Plan that do not result in material changes in the terms of the Employee Plan. Adoption of the amendment requires the approval of the Company's shareholders. A copy of the Employee Plan is included with this Proxy Statement.

REASONS FOR THE PROPOSED AMENDMENT

  The primary reasons for the changes in the Employee Plan are to take advantage of recent changes in SEC rules allowing optionees to use a portion of an award to purchase option shares or other rights under that award and pay withholding taxes, provide a wider variety of employee equity incentives and provide for forfeiture of awards to employees whose employment terminates within six (6) months of a grant of an award or for cause. The Board believes that adding additional incentive packages, such as stock appreciation rights, restricted stock, and stock units will give the Company the flexibility to take advantage of various planning options and to provide alternative incentives in appropriate circumstances. Such additional incentives, if used, would be funded from the existing stock reserved for issuance under the Employee Plan. The Board believes that shares of Common Stock that become available under the Employee Plan through use of shares of Common Stock to pay tax withholding or the option exercise price should be available for future grants under the Employee Plan. The Company believes that allowing the vesting and exercise of options on certain changes in control or sale of assets, as well as certain mergers and reorganizations, is also important in attracting and retaining key employees, as well as appropriately rewarding key employees for their efforts in the event of a change in control.

1990 AMENDED AND RESTATED STOCK OPTION PLAN

  Description of the Employee Plan. The Employee Plan provides for the award of incentive stock options ("ISOs") or nonqualified stock options ("NSOs") to any employee of the Company. The Employee Plan, as amended, would, in addition to nonqualified stock options and incentive stock options already authorized, authorize the issuance of stock appreciation rights, restricted stock, stock units and other stock grants to key employees of the Company. Of the 1,102,500 shares of Common Stock currently subject to the Employee Plan, 372,392 shares remain available for use in future grants. As of March 31, 1997, 35 of the Company's employees (which number includes 8 former employees with exercise rights over options that have not yet terminated) were participating in the Employee Plan. As of March 31, 1997, options to purchase an aggregate of 409,502 shares of Common Stock were outstanding under the Employee Plan (net of forfeitures by such employees who subsequently terminated their employment with the Company) at exercise prices ranging from $2.45 to $11.12 per share, with a weighted average exercise price of $5.03 per share. As of March 31, 1997, options with respect to 372,392 shares of Common Stock remained available for grant under the Employee Plan.

  Since awards under the Employee Plan are discretionary, awards thereunder for the current fiscal year are not presently determinable. In 1996, options to purchase an aggregate of 50,000 shares of Common Stock were granted to all executive officers of the Company as a group and options to purchase an aggregate of 66,500 shares of Common Stock were granted to all other employees of the Company as a group. Options granted during 1996 to the Company's executive officers for whom compensation is reported in this Proxy Statement are set forth under "Executive Compensation--Grant of Stock Options." No options were granted under the Employee Plan to directors or nominees for directors who are not also executive officers of the Company.

  Administration. The Employee Plan is currently administrated by the Compensation Committee of the Board of Directors, which has the authority, subject to the terms of the Employee Plan, to determine the persons to whom options may be granted, the exercise price and number of shares subject to each option, the character of the grant, the time or times at which all or a portion of each option may be exercised and certain other provisions. In granting options, stock appreciation rights, restricted stock and stock units, the Committee will take into account such factors as it may deem relevant in order to accomplish the Employee Plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees and their present and potential contributions to the Company's success.

  Term; Vesting. The Employee Plan was adopted effective as of September 1, 1990. Grants under the Employee Plan may be made from time-to-time until September 1, 2000. Options granted under the Employee Plan may extend beyond that date and the terms and conditions of the Employee Plan will continue to apply to such options. Options are exercisable over a period of time in accordance with the terms of option agreements entered into on the date of grant. Generally, options become exercisable over a four-year period commencing one year after grant. In addition, options generally vest upon the occurrence of certain events, including certain mergers and business combinations and, as amended, a sale of substantially all of the Company's assets and certain changes in control of the Company. Under the Amended Plan, a "change in control" also occurs if (i) 30% or more of the Company's voting stock is acquired by persons or entities without the approval of a majority of the Board unrelated to the acquiror or (ii) individuals who were members of the Board at the beginning of a 24-month period cease to make up at least two-thirds of the Board at any time during that period, unless the election of the new members was approved by a majority of the Board in office immediately prior to the 24-month period and of approved new members. Options are generally nontransferable except by will or the laws of descent and distribution. Options granted under the Employee Plan are typically exercisable until ten years after the date of grant (five years in the case of employees who held at the date of grant more than 10 percent of the voting power of the Common Stock). Options generally terminate within 12 months upon optionee's termination without cause, death or disability.

  Exercise of Options. The exercise prices of ISOs must be equal to or greater than the fair market value of the Common Stock on the date of grant (110 percent of the fair market value in the case of employees who held at the date of grant 10 percent or more of the voting power of the Common Stock). The exercise prices of NSOs cannot be less than 85 percent of the fair market value of the Common Stock on the date of grant. Under the Employee Plan Amendment, the exercise price may be paid to the Company in (i) cash or certified funds, (ii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, or (iii) through a broker's transaction by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option could also satisfy the income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon exercise of the option. Options, stock appreciation rights, stock units and restricted stock awards granted under the Employee Plan are not transferable other than by will or by the laws of descent and distribution.

  Amendment and Termination. The Board may amend the Employee Plan in any respect at any time provided shareholder approval is obtained when necessary or desirable, but no amendment can impair any option, stock appreciation rights, awards or Units previously granted or deprive an option holder, without his or her consent, of any Common Stock previously acquired.

  Federal Income Tax Consequences. The following discussion summarizes the material federal income tax consequences of participation in the Employee Plan. The discussion is general in nature and does not address issues related to the tax circumstances of any particular optionee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. The discussion does not address state, local or foreign consequences. There are no tax consequences to the Company or the optionee upon the grant of an NSO under the Employee Plan. Upon the exercise of an NSO, an optionee recognizes ordinary income equal to the difference between the exercise price for the shares and the fair market value of the shares on the date of exercise. The Company is entitled to a corresponding tax deduction equal to the amount of income recognized by the optionee at the time of recognition by the optionee, provided that the Company meets its federal income and employment tax withholding obligations and that the deduction is not otherwise disallowed by the Internal Revenue Code of 1986, as amended (the "Code").

  An optionee does not recognize income upon the grant or exercise of an ISO, except that the excess of the fair market value of the shares at the time of exercise over the option price will be income for purposes of calculating the optionee's alternative minimum tax, if any. An option loses its status as an ISO if the optionee exercises the ISO (i) more than three months after the optionee terminates employment or retires for reasons other than death or disability or (ii) more than one year after the optionee terminates employment because of disability. If an optionee does not make a "disqualifying disposition" (defined below) of an ISO, the gain, if any, upon a subsequent sale (i.e., the excess of the proceeds received over the option price) will be long-term capital gain.

  For shares acquired through exercise of an ISO, a "disqualifying disposition" is a transfer of the shares (i) within two years after the grant of the ISO or (ii) within one year after the transfer of the shares to the optionee pursuant to the ISO's exercise. If the optionee makes a disqualifying disposition, the optionee generally will recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the option price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the option price will be ordinary income and the balance, if any, will be long-term or short-term capital gain, depending on whether the shares were sold more than one year after the ISO was exercised. If, however, the optionee sells the shares to an unrelated party at a price that is below the fair market value of the shares at the time the ISO was exercised and the sale is a disqualifying disposition, the amount of ordinary income will be limited to the amount realized on the sale over the option price.

  Shares that are subject to restrictions on transfer and also to a substantial risk of forfeiture (as defined in regulations under Section 83 of the Code), referred to herein as "Restricted Stock," are subject to special tax rules. For example, officers, directors and 10% shareholders of the Company may in some instances acquire Common Stock treated as Restricted Stock because of certain securities laws restrictions on resale. If an optionee acquires Restricted Stock the amount included in compensation income in the case of a NSO or in the case of an ISO if a disqualifying disposition of such stock is made, generally will be determined as of some later date and will equal the difference between the amount paid for the Restricted Stock and its fair market value at that time, unless the optionee files a timely election under Section 83(b) of the Code electing to determine the amount of income at the time of exercise. (There may be other tax consequences associated with this election.)

  The Company is entitled to a deduction with respect to an ISO only in the taxable year of the Company in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

  As of March 31, 1997, the last reported sale price per share of Common Stock on the Nasdaq National Market was $4.75.

VOTE REQUIRED

  To be adopted, the amendments to the Employee Plan must be approved by the holders of a majority of the voting power of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE EMPLOYEE PLAN AMENDMENT.

                           PROPOSALS OF SHAREHOLDERS

  Shareholder proposals intended for inclusion in the proxy materials for the Company's 1998 Annual Meeting of Shareholders must be received by the Company not later than February 25, 1998. Such proposals should be directed to the Corporate Secretary, Morrow Snowboards, Inc., 2600 Pringle Road, S.E., Salem, Oregon 97302.

                                OTHER BUSINESS

  The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                                 ANNUAL REPORT

  A copy of the Company's 1997 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, accompanies this Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ Margaret A. Daniels

                                          Margaret A. Daniels
                                          Acting Chief Financial Officer and
                                           Secretary

Salem, Oregon
May 22, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            MORROW SNOWBOARDS, INC.
                         EMPLOYEE EQUITY INCENTIVE PLAN

                   AS AMENDED AND RESTATED FEBRUARY 13, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            MORROW SNOWBOARDS, INC.

                             EQUITY INCENTIVE PLAN
                   AS AMENDED AND RESTATED FEBRUARY 13, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I--INTRODUCTION....................................................   1
  1.1 Establishment........................................................   1
  1.2 Purposes.............................................................   1
ARTICLE II--DEFINITIONS....................................................   1
  2.1 Definitions..........................................................   1
  2.2 Gender and Number....................................................   2
ARTICLE III--PLAN ADMINISTRATION...........................................   3
ARTICLE IV--STOCK SUBJECT TO THE PLAN......................................   3
  4.1 Number of Shares.....................................................   3
  4.2 Other Shares of Stock................................................   3
  4.3 Adjustments for Stock Split, Stock Dividend, Etc.....................   3
  4.4 Other Distributions and Changes in the Stock.........................   4
  4.5 General Adjustment Rules.............................................   4
  4.6 Determination by the Committee, Etc..................................   4
ARTICLE V--CORPORATE REORGANIZATION........................................   4
  5.1 Reorganization.......................................................   4
  5.2 Required Notice......................................................   4
  5.3 Acceleration of Exercisability.......................................   5
  5.4 Limitation on Payments...............................................   5
  5.5 Limitation on Acceleration of Exercise...............................   5
ARTICLE VI--PARTICIPATION..................................................   5
ARTICLE VII--OPTIONS.......................................................   6
  7.1 Grant of Options.....................................................   6
  7.2 Stock Option Certificates............................................   6
  7.3 Restrictions on Incentive Options....................................   9
  7.4 Shareholder Privileges...............................................   9
ARTICLE VIII--RESTRICTED STOCK AWARDS......................................   9
  8.1 Grant of Restricted Stock Awards.....................................   9
  8.2 Restrictions.........................................................   9
  8.3 Privileges of a Shareholder, Transferability.........................  10
  8.4 Enforcement of Restrictions..........................................  10
ARTICLE IX--STOCK UNITS....................................................  10
ARTICLE X--STOCK APPRECIATION RIGHTS.......................................  10
  10.1 Persons Eligible....................................................  10
  10.2 Grant...............................................................  10
  10.3 Exercise............................................................  10
  10.4 Number of Shares or Amount of Cash..................................  10
  10.5 Effect of Exercise..................................................  11
  10.6 Termination of Employment...........................................  11

                            i-Equity Incentive Plan

                                                                            PAGE
                                                                            ----
ARTICLE XI--OTHER COMMON STOCK GRANTS......................................  11
ARTICLE XII--CHANGE IN CONTROL.............................................  11
  12.1 In General..........................................................  11
  12.2 Definition..........................................................  11
ARTICLE XIII--RIGHTS OF EMPLOYEES; PARTICIPANTS............................  11
  13.1 Employment..........................................................  11
  13.2 Nontransferability..................................................  12
  13.3 No Plan Funding.....................................................  12
ARTICLE XIV--GENERAL RESTRICTIONS..........................................  12
  14.1 Investment Representations..........................................  12
  14.2 Compliance with Securities Laws.....................................  12
  14.3 Changes in Accounting Rules.........................................  12
ARTICLE XV--OTHER EMPLOYEE BENEFITS........................................  13
ARTICLE XVI--PLAN AMENDMENT, MODIFICATION AND TERMINATION..................  13
ARTICLE XVII--WITHHOLDING..................................................  13
  17.1 Withholding Requirement.............................................  13
  17.2 Withholding With Stock..............................................  13
ARTICLE XVIII--REQUIREMENTS OF LAW.........................................  14
  18.1 Requirements of Law.................................................  14
  18.2 Federal Securities Law Requirements.................................  14
  18.3 Governing Law.......................................................  14
ARTICLE XIX--DURATION OF THE PLAN..........................................  14

                            ii-Equity Incentive Plan

                            MORROW SNOWBOARDS, INC.

                             EQUITY INCENTIVE PLAN

                            ARTICLE I--INTRODUCTION

  1.1 Establishment. Effective September 1, 1990, Morrow Snowboards, Inc., an Oregon corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires), established the Morrow Snowboards, Inc. Stock Option Plan, as amended and restated January 26, 1995 and July 19, 1995, now to be renamed the Equity Incentive Plan (the "Plan") for certain key employees of the Company. Section 9.1 of the Plan provides that the Board may amend the Plan from time to time. The Plan is hereby amended and restated, effective February 13, 1997, subject to shareholder approval (the "Effective Date"). The Plan, as amended, permits the grant of stock options, restricted stock awards, stock appreciation rights, stock units and other stock grants to certain key employees of the Company. The Plan also permits the grant of stock options, restricted stock awards, stock appreciation rights, stock units and other stock grants to certain persons with a relationship with the Company, including, agents, consultants, advisors, independent contractors, sales representatives, distributors and principals and retail distribution outlets for the Company's products.

  1.2 Purposes. The purposes of the Plan are to provide the key employees selected for participation in the Plan with added incentives to continue in the service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term corporate economic objectives, so that the income of the key employees is more closely aligned with the income of the Company's shareholders. The Plan is also designed to attract key employees and to retain and motivate participating employees by providing an opportunity for investment in the Company. The Plan is also designed to reward persons with material relationships with the Company, such as agents, consultants, advisors, independent contractors, sales representatives, distributors and principals and retail distribution outlets for the Company's products.

                            ARTICLE II--DEFINITIONS

  2.1 Definitions. The following terms shall have the meanings set forth below:

    (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) that is affiliated with Morrow Snowboards, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Code, together with any parent or subsidiary of the Company as defined in
  Section 424 of the Code.

    (b) "Award" means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (e) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Section 162(m) of the Code and Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the " 1934 Act"). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

    (f) "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

    (g) "Eligible Employees" means those key employees (including, without limitation, officers and directors who are also employees) of the Company or any division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business.

    (h) "Fair Market Value" of a share of Stock shall be the last reported sale price of the Stock on the Nasdaq National Market on the day the determination is to be made, or if no sale took place on such day, the average of the closing bid and asked prices of the Stock on the Nasdaq National Market on such day, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported by Nasdaq. If, however, the Stock should be listed or admitted for trading on a national securities exchange, the Fair Market Value of a share of the Stock shall be the last sales price, or if no sales took place, the average of the closing bid and asked prices on the day the determination is to be made, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported in the principal consolidated transaction reporting system for the principal national securities exchange on which the Stock is listed or admitted for trading. If the Stock is not listed or traded on NASDAQ or on any national securities exchange, the Fair Market Value for purposes of the grant of Options under the Plan shall be determined by the Committee in good faith in its sole discretion.

    (i) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

    (j) "Non-Qualified Option" means any Option other than an Incentive
  Option.

    (k) "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or NonQualified Options.

    (l) "Option Certificate" shall have the meaning given to such term in
  Section 7.2 hereof.

    (m) "Option Holder" means a Participant who has been granted one or more Options under the Plan.

    (n) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

    (o) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

    (p) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

    (q) "Share" means a share of Stock.

    (r) "Stock" means the common stock of the Company.

    (s) "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

    (t) "Stock Unit" means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

  2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                       ARTICLE III--PLAN ADMINISTRATION

  The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                     ARTICLE IV--STOCK SUBJECT TO THE PLAN

  4.1 Number of Shares. The number of shares of Stock that are authorized for issuance under the Plan and the Stock Option Plan for Nonemployee Directors ("Director Plan") in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary shall not exceed 1,102,500. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, shareholder approval is required. Shares of Stock that may be issued upon exercise of Options, or Stock Appreciation Rights, that are issued as Restricted Stock Awards, that are issued with respect to Stock Units, and that are issued as incentive compensation or other stock grants under the Plan shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

  4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires, or that is forfeited or for any reason is terminated unexercised, and any shares of Stock withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option under this Plan or the Director Plan shall automatically become available for use under the Plan.

  4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Awards may be granted under the Plan and (ii) the shares of the Stock then included in each outstanding Award granted hereunder.

  4.4 Other Distributions and Changes in the Stock. If

    (a) the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3), or

    (b) the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

    (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock upon the Participant's becoming a holder of record of the Stock.

  4.5 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the total Option Price for the shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

  4.6 Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                      ARTICLE V--CORPORATE REORGANIZATION

  5.1 Reorganization. Upon the occurrence of any of the following events, if the notice required by Section 5.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5.2 and 5.3, without the necessity for any additional notice or other action by the Board or the Company: (a) the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as holding company of an entity or entities that conduct the business or business formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

  5.2 Required Notice. At least 30 days' prior written notice of any event described in Section 5.1 shall be given by the Company to each Option Holder and Participant unless (a) in the case of the events described in clauses (a) or (b) of Section 5.1, the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares), or (b) the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the adjustment of outstanding Awards (other than Options) so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article V shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant's address last known to the Company.

  5.3 Acceleration of Exercisability. Participants notified in accordance with
Section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Upon the giving of notice in accordance with Section 5.2, all restrictions with respect to Restricted Stock and other Awards shall lapse immediately, all Stock Units shall become payable immediately and all Stock Appreciation Rights shall become exercisable. Any Options, Stock Appreciation Rights or Stock Units that are not assumed or substituted under clauses (a) or
(b) of Section 5.2 that have not been exercised prior to the event described in Section 5.1 shall automatically terminate upon the occurrence of such event.

  5.4 Limitation on Payments. If the provisions of this Article V would result in the receipt by any Participant of a payment within the meaning of Section 280G of the Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

  5.5 Limitation on Acceleration of Exercise. Notwithstanding anything contained in this Plan, if the acceleration of exercise of an option, in the opinion of the Company's outside accountants would render unavailable "pooling of interest" accounting treatment for any reorganization, merger or consolidation of the Company for which pooling of interest accounting treatment is sought, such acceleration will not occur.

                           ARTICLE VI--PARTICIPATION

  Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                             ARTICLE VII--OPTIONS

  7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised, except as provided in subsection 7.2(j). An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

  7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate (an "Option Certificate"). An Option Certificate shall be issued by the Company in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

    (a) Number of Shares. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee. Notwithstanding any other provision of this Plan, the maximum number of shares of Stock to be granted subject to Options to any one Participant in any one fiscal year of the Company shall not exceed 245,000 shares.

    (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option (both Incentive and Non-Qualified) is granted.

    (c) Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Committee; however, no Option may be exercised for at least six months after the date of grant. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

    (d) Termination of Employment, Death, Disability, Etc. The Committee may specify the period, if any, after which an Option may be exercised following termination of the Option Holder's employment. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's employment. If the Committee does not otherwise specify, the following shall apply:

      (i) If the employment of the Option Holder terminates for any reason other than death or Disability within six months after the date the Option is granted or if the employment of the Option Holder is terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.

      (ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder, or in the case of death by the persons specified in subsection (iii) of this subsection 7.2(d), within one year following his or her Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment because of Disability.

      (iii) If the Option Holder dies during the Option Period while still employed or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

      (iv) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, Disability or the Option Holder's death, and such termination occurs more than six months after the Option is granted, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment.

    (e) Transferability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative.

    (f) Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the salary rate in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee.

    (g) Exercise, Payments, Etc.

      (i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

      (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

        (A) in cash;

        (B) by certified, cashier's check or other check acceptable to the Company, payable to the order of the Company;

        (C) by delivery to the Company of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

        (D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

    (h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

    (i) Withholding.

      (i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XV.

      (ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at its principal office in Salem, Oregon (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3l02 and 3402 of the Code and applicable state income tax laws.

    (j) Issuance of Additional Option. If an Option Holder pays all or any portion of the exercise price of an Option with Stock, or pays all or any portion of the applicable withholding taxes with respect to the exercise of an Option with Stock that has been held by the Option Holder for more than a period, not shorter than six months, to be determined by the Committee, the Committee may, in its sole discretion, grant to such Option Holder a new Option covering the number of shares of Stock used to pay such exercise price and/or withholding tax. The new Option shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the date of the exercise of the Option and shall have the same terms and provisions as the exercised Option, except as otherwise determined by the Committee in its sole discretion.


  7.3 Restrictions on Incentive Options.

    (a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

    (b) Ten Percent Shareholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

    (c) Eligible Employees. Incentive Options may only be issued to Eligible Employees.

  7.4 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.


                     ARTICLE VIII--RESTRICTED STOCK AWARDS

  8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

  8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by the Company or an Affiliated Corporation for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Stock shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all employment period and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment completed at the time of termination of employment from the grant of each Award to the total number of months of employment required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. In the event of a Participant's termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

  8.3 Privileges of a Shareholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of
Section 13.2.

  8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

    (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

    (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                            ARTICLE IX--STOCK UNITS

  A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

                     ARTICLE X--STOCK APPRECIATION RIGHTS

  10.1 Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees and Related Parties.

  10.2 Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised, which period may not commence until six months after the date of grant.

  10.3 Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to the Company, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to the Company, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, the Company shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date the Company receives written notice of such exercise hereunder is referred to in this Article X as the "exercise date". The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of the Company within 30 days following delivery of such notice.

  10.4 Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the amount of Stock which may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of the Stock on the exercise date exceeds the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right, by (b) the Fair Market Value of the Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

  10.5 Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights which were granted in tandem with such Stock Appreciation Rights and Options.

  10.6 Termination of Employment. Upon the termination of employment of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of employment, as are specified in
Section 7.2(d) with respect to Options.

                     ARTICLE XI--OTHER COMMON STOCK GRANTS

  From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

                        ARTICLE XII--CHANGE IN CONTROL

  12.1 In General. Upon a change of control in the Company as defined in
Section 12.2, then (a) all options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees of the Company or an Affiliated Corporation; (b) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse; (c) all Stock Units shall become immediately payable; and (d) all other Awards shall immediately become exercisable or shall vest, as the case may be, without any further action or passage of time.

  12.2 Definition. For purposes of this Plan, a "change in control" shall be deemed to have occurred if (a) a person (as such term is used in Section 13(d) of the 1934 Act) becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of shares of the Company or the Company's successor having 30% or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least a majority of the members of the Company's Board of Directors unaffiliated with such person (unless such person beneficially owns shares with at least 15% of such votes on the Effective Date), or (b) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during such period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Company's Board of Directors in office immediately prior to such period and of the new and replacement directors so approved.


                ARTICLE XIII--RIGHTS OF EMPLOYEES; PARTICIPANTS

  13.1 Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an

Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

  13.2 Nontransferability. No right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

  13.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company or any Affiliated Corporation, and shall be only general creditors of the Company.

                       ARTICLE XIV--GENERAL RESTRICTIONS

  14.1 Investment Representations. The Company may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

  14.2 Compliance with Securities Laws. Each Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, and Stock grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit or Stock grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

  14.3 Changes in Accounting Rules. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards as to which the applicable employment or other restrictions have not been satisfied.

                      ARTICLE XV--OTHER EMPLOYEE BENEFITS

  The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, distributions with respect to Stock Units, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

           ARTICLE XVI--PLAN AMENDMENT, MODIFICATION AND TERMINATION

  The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

  No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock or other Award theretofore granted under the Plan, or apply to an incentive stock option outstanding on the date of such amendment or modification if such amendment or modification constitutes a "modification" to an incentive stock option, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock or other Awards.

                           ARTICLE XVII--WITHHOLDING

  17.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

  17.2 Withholding With Stock. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, other Award, or Stock, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

    (a) All elections must be made prior to the Tax Date.

    (b) All elections shall be irrevocable.

    (c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                      ARTICLE XVIII--REQUIREMENTS OF LAW

  18.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

  18.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

  18.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Oregon.

                       ARTICLE XIX--DURATION OF THE PLAN

  Unless sooner terminated by the Board of Directors, the Plan shall terminate on August 31, 2000 and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.


Dated: February 13, 1997

                                         MORROW SNOWBOARDS, INC.
ATTEST:

By: __________________________________   By: ___________________________________
Secretary                                Chief Executive Officer

                            MORROW SNOWBOARDS, INC.

     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 25, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Ray E. Morrow, Jr., David E. Calapp, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Morrow Snowboards, Inc. held of record by the undersigned on May 20, 1997 at the Annual Meeting of Shareholders to be held on June 25, 1997.

1. ELECTION OF DIRECTORS. Election of the following seven nominees to serve as directors for one-year terms or until their respective successors are elected and qualified.

    Ray E. Morrow, Jr.  Maurice C. Bickert  David E. Calapp  Gregory M. Eide
              Erik J. Krieger  Victor G. Petroff  James V. Zaccaro

   [_] FOR all nominees         [_] WITHHOLD AUTHORITY to vote for all nominees

   [_] WITHHOLD AUTHORITY for the following only:
       (write the name(s) of the nominee(s) in this space)

   -----------------------------------------------------------------------------

2. APPROVAL OF AMENDMENTS TO THE COMPANY'S 1990 AMENDED AND RESTATED STOCK OPTION PLAN. Approval of the proposed amendments to the Company's 1990 Amended and Restated Stock Option Plan, including a name change to the Employee Equity Incentive Plan.

    [_] FOR          [_] AGAINST          [_] ABSTAIN


3. RATIFICATION OF INDEPENDENT AUDITORS FOR 1997. Ratify the selection of Arthur Andersen, LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

    [_] FOR          [_] AGAINST          [_] ABSTAIN

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2 AND 3.
                                             Please sign below exactly as your
                                             name appears on your stock
                                             certificate. When shares are held
                                             jointly, each person should sign.
                                             When signing as attorney,
                                             executor, administrator, trustee
                                             or guardian, please give full
                                             title as such. An authorized
                                             person should sign on behalf of
                                             corporations, partnerships and
                                             associations and give his or her
                                             title.

                                             Dated: _____________________, 1997

                                             __________________________________
                                                         Signature

                                             __________________________________
                                                 Signature if held jointly

YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE
                  EXPENSE OF ADDITIONAL SOLICITATION EFFORTS